FILED
THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
STATE  OF  NEVADA

MARCH  27,  2000
No.  C3842-98
DEAN  HELLER,  SECRETARY  OF  STATE

Dean Heller                                             Telephone  (775)684-5708
Secretary of State                                          Fax  (775)  684-5725
                                              Web  site:  http://sob.state.mv.us
                                                                     Filing fee:

                                   STATE OF NEVADA
                           OFFICE OF THE SECRETARY OF STATE
                              101 N. CARSON ST., STE. 3
                          CARSON  CITY,  NEVADA  89701-4786

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         For profit Nevada Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1.     Name  of  Corporation:  MCC  TECHNOLOGIES,  INC.

2. The articles have been amended as follows (provide article numbers, if available): IV

3. Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of one hundred million (100,000,000) shares of common stock at 0.01 par value.

The stock may be issued from time to time without any action by the stockholders. The Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

     Section 4.02 No Preemptive Rights. Holders of the Stock of the corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

     Section 4.03. Non-Assessability of Shares. The Stock of the corporation, after the amount of the subscription price has been paid in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

4. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote

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by classes or series, or as may be required by the provisions of the articles of incorporation  have  voted  in  favour  of  the  amendment  is:  100%.

5.     Signatures:

/s/ signed                              /s/ signed
President  or  Vice  President          Secretary  of  Asst.  Secretary
(acknowledgment  required)              (acknowledgment  not  required)

State  of:  CANADA
County  of:  B.C.

This instrument was acknowledged before me on _______________, by
BRIAN  HALL  (Name  of  Person)
as PRESIDENT (as designated to sign this certificate) of MCC TECHNOLOGIES, INC.
(name  on  behalf  of  whom  instrument  was  executed)

/s/ signed
    Notary  Public  Signature

If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

KENNETH  A.  CROSBY
NOTARY  PUBLIC
#77-1418,  Sunshine  Coast  Hwy.
RR.  5,  Gibsons,  BC  V0N  1V5
PH:  886-2155